Exhibit 10.15

STATE OF TEXAS

COUNTY OF TRAVIS

This CANCER RESEARCH GRANT CONTRACT (“Contract”) is by and between the Cancer Prevention and Research Institute of Texas (“CPRIT”), hereinafter referred to as the “INSTITUTE”, acting through its Chief Executive Officer, and AERase, Inc., hereinafter referred to as the “RECIPIENT”, acting through its authorized signing official.

RECITALS

WHEREAS, pursuant to TEX. HEALTH & SAFETY CODE, Ch. 102, the INSTITUTE may make grants to public and private persons in this state for research into the causes and cures for all types of cancer in humans; facilities for use in research into the causes and cures for cancer; research to develop therapies, protocols, medical pharmaceuticals, or procedures for the cure or substantial mitigation of all types of cancer; and cancer prevention and control programs.

WHEREAS, Article III, Section 67 of the Texas Constitution expressly authorizes the State of Texas to sell general obligation bonds on behalf of the INSTITUTE and for the INSTITUTE to use the proceeds from the sale of the bonds for the purposes of cancer research and prevention programs in this state.

WHEREAS, the INSTITUTE issued a request for applications for RFA P-14-ESTCO-1: Established Company Product Development Awards on or about December 2013.

WHEREAS, pursuant to TEX. HEALTH & SAFETY CODE § 102.251, and after a review by the INSTITUTE’s scientific research and prevention program committees, the INSTITUTE has approved a Grant (defined below) to be awarded to the RECIPIENT.

WHEREAS, to ensure that the Grant provided to the RECIPIENT pursuant to this Contract is utilized in a manner consistent with Tex. Const. Article III, Section 67 and other laws, and in exchange for receiving such Grant, the RECIPIENT agrees to comply with certain conditions and deliver certain performance.

WHEREAS, the RECIPIENT and the INSTITUTE desire to set forth herein the provisions relating to the awarding of such monies and the disbursement thereof to the RECIPIENT.

IN CONSIDERATION of the Grant and the premises, covenants, agreements, and provisions contained in this Contract, the parties agree to the following terms and conditions:

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Article I

DEFINITIONS

The following terms shall have the following meaning throughout this Contract and any Attachments and amendments. Other terms may be defined elsewhere in this Contract.

(1) Collaborator – any entity other than the RECIPIENT having one or more personnel participating in the Project and (a) designated as a collaborator in the application submitted by the RECIPIENT requesting the Grant funds awarded by the INSTITUTE, or (b) otherwise approved in writing as a collaborator by the INSTITUTE.

(2) Contractor – any person or entity, other than a Collaborator or the RECIPIENT (or their respective personnel), who is contracted by the RECIPIENT to perform activities for the Project.

(3) Equipment – an article of tangible, nonexpendable personal property having a useful life of more than one year and an acquisition cost of $5,000 or more per unit.

(4) Grant – the funding assistance authorized by TEX. HEALTH & SAFETY CODE, Ch. 102 in the amount specified in Section 2.01 and awarded by the INSTITUTE to the RECIPIENT to carry out the Project pursuant to the terms and conditions of this Contract.

(5) Indirect Costs – the expenses of doing business that are not readily identified with a particular grant, contract, project, function or activity, but are necessary for the general operation of the organization or the performance of the organization’s activities.

(6) Institute-Funded Activity – all aspects of work conducted on or as part of the Project.

(7) Non-Profit Organization – a university or other institution of higher education or an organization of the type described in 501(c)(3) of the Internal Revenue Code of 1986, as amended (26 U.S.C. 501 (c)(3)) and exempt from taxation under 501 (a) of the Internal Revenue Code (26 U.S.C. 501 (a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

(8) Principal Investigator/Program Director – the individual designated by the RECIPIENT to direct the Project who is principally responsible and accountable to the RECIPIENT and the INSTITUTE for the proper conduct of the Project. References herein to “Principal Investigator/Program Director” include Co-Principal Investigators or Co-Program Directors as well. The Principal Investigator/Program Director and Co-Principal Investigators or Co-Program Directors are set forth on Attachment A.

(9) Project – the activities specified or generally described in the Scope of Work or otherwise in this Contract (including without limitation any of the Attachments to the Contract) that are approved by the INSTITUTE for funding, regardless of whether the INSTITUTE funding constitutes all or only a portion of the financial support necessary to carry them out.

(10) Recipient Personnel – The RECIPIENT’s Principal Investigator/Program Director and RECIPIENT’s employees and consultants working on the Project.

Article II

GRANT AWARD

Section 2.01 Award of Monies. In accordance with the provisions of this Contract, the INSTITUTE shall disburse the proceeds of the Grant to the in an amount RECIPIENT not to exceed $19,806,145 to be used solely for the Project. This award is subject to compliance with the Scope of Work and demonstration of progress towards achievement of the milestones set forth in Section 2.02. This Grant is not intended to be a loan of money.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 2.02 Scope of Work and Milestones. The RECIPIENT shall perform the Project in accordance with this Agreement and as outlined in Application DP140031 submitted by the RECIPIENT and approved by the INSTITUTE. The RECIPIENT shall conduct the Project within the State of Texas with Texas-based employees, Contractors and/or Collaborators unless otherwise specified in the Scope of Work or the Approved Budget. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment A in their entirety, incorporate them as if fully set forth herein, and agree that the Project description, goals, timeline and milestones included as Attachment A accurately reflect the Scope of Work of the Project to be undertaken by the RECIPIENT (the “Scope of Work”) and the milestones expected to be achieved. RECIPENT and the INSTITUTE mutually agree that the outcome of scientific research is unpredictable and cannot be guaranteed. The RECIPIENT shall use commercially reasonable efforts to complete the goals of the Project pursuant to the timeline reflected in Attachment A and shall timely notify the INSTITUTE if circumstances occur that materially and adversely affect completion thereof. Modifications, if any, to the Scope of Work must be agreed to in writing by both parties as set forth in Section 2.06 “Amendments and Modifications” herein. Material changes to the Scope of Work include, but are not limited to, changes in key personnel involved with the Project, the site of the Project, and the milestones expected to be achieved.

Section 2.03 Contract Term. The Contract shall be effective as of June 01, 2014 (the “Effective Date”) and terminate on May 31, 2017 or in accordance with the Contract termination provisions set forth in Article VIII herein, whichever shall occur first (the “Termination Date”). Unless otherwise approved by the INSTITUTE as evidenced by written communication from the INSTITUTE to the RECIPIENT and appended to the Contract, Grant funds distributed pursuant to the Contract shall be expended no earlier than the Effective Date or subsequent to the Termination Date. If, as of the Termination Date, the RECIPIENT has not used Grant money awarded by the INSTITUTE for permissible services, expenses, or costs related to the Project and has not received approval from the INSTITUTE for a no cost extension to the contract term pursuant to Section 3.11 “Carry Forward of Unspent Funds and No Cost Extension” herein, then the RECIPIENT shall not be entitled to retain such unused Grant funds from the INSTITUTE. Certain obligations as set forth in Section 9.09 of this Contract shall extend beyond the Termination Date.

Section 2.04 Contract Documentation. The Contract between the INSTITUTE and the RECIPIENT shall consist of this final, executed Contract, including the following Attachments to the Contract, all of which are hereby incorporated by reference:

(a) Attachment A – Project Description, Goals and Timeline

(b) Attachment B – Approved Budget, including changes approved by the INSTITUTE subsequent to execution of the Contract.

(c) Attachment C – Assurances and Certifications

(d) Attachment D – Intellectual Property and Revenue Sharing

(e) Attachment E – Reporting Requirements

(f) Attachment F – Approved Amendments to Contract, excluding budget amendments reflected in Attachment B.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 2.05 Entire Agreement. All agreements, covenants, representations, certifications and understandings between the parties hereto concerning this Contract have been merged into this written Contract. No prior or contemporaneous representation, agreement or understanding, express or implied, oral or otherwise, of the parties or their agents that may have related to the subject matter hereof in any way shall be valid or enforceable unless embodied in this Contract.

Section 2.06 Amendments and Modifications. Requested amendments and modifications to the Contract must be submitted in writing to the INSTITUTE for review and approval (such approval shall not be unreasonably withheld.) Amendments and modifications (including alterations, additions, deletions, assignments and extensions) to the terms of this Contract shall be made solely in writing and shall be executed by both parties. The approved amendment shall be reflected in Attachment A if it is change to the Scope of Work, or as part of Attachment B if it is a budget amendment, or as part of Attachment F for all other changes.

Section 2.07 Relationship of the Parties. The RECIPIENT shall be responsible for the conduct of the Project that is the subject of this Contract and shall direct the activities and at all times be responsible for the performance of Recipient Personnel, Collaborators, Contractors and other agents. The INSTITUTE does not assume responsibility for the conduct of the Project or any Institute-Funded Activity that is the subject of this Contract. The INSTITUTE and the RECIPIENT shall perform their respective obligations under this Contract as independent contractors and not as agents, employees, partners, joint venturers, or representatives of the other party. Neither party is permitted to make representations or commitments that bind the other party.

Section 2.08 Subcontracting. Any and all subcontracts entered into by the RECIPIENT in relation to the performance of activities under the Project shall be in writing and shall be subject to the requirements of this Contract. Without in any way limiting the foregoing, the RECIPIENT shall enter into and maintain a written agreement with each such permitted Contractor with terms and conditions sufficient to ensure the RECIPIENT fully complies with the terms of this Contract, including without limitation the terms set forth in Attachments C, D, and E. The RECIPIENT agrees that it shall be responsible to the INSTITUTE for the performance of and payment to any Contractor. Any reimbursements made by the RECIPIENT to a Contractor shall be made in accordance with the applicable provisions of TEX. GOV’T. CODE, Ch. 2251.

Section 2.09 Transfer or Assignment by the Recipient. This Contract is not transferable or otherwise assignable by the RECIPIENT, whether by operation of law or otherwise, without the prior written consent of the INSTITUTE, except as provided in this Section 2.09. Any such attempted transfer or assignment without the prior written consent of the INSTITUTE (except as provided in this Section 2.09) shall be null, void and of no effect. For purposes of this section, an assignment or transfer of this Contract by the RECIPIENT in connection with a merger, transfer or sale of all or substantially all of the RECIPIENT’s assets or business related to this Contract or a consolidation, change of control or similar transaction involving the RECIPIENT shall not be deemed to constitute a transfer or assignment, so long as such action does not impair or otherwise negatively impact the revenue sharing terms in Attachment D. Nothing herein shall be interpreted as superseding the requirement that the Project be undertaken in Texas with Texas-based employees.

If the Principal Investigator leaves the employment of the RECIPIENT or is replaced by the RECIPIENT for any reason during the course of the Grant with someone who is not already designated a co-Principal Investigator in the Application, the RECIPIENT shall notify the INSTITUTE prior to replacing the Principal Investigator. Written approval by the INSTITUTE is required for the replacement of the Principal Investigator with someone who is not already a co-Principal Investigator in the Application, which approval shall not be unreasonably withheld, conditioned or delayed.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 2.10 Representations and Certifications. The RECIPIENT represents and certifies to the best of its knowledge and belief to the INSTITUTE as follows:

(a) It has legal authority to enter into, execute, and deliver this Contract, and all documents referred to herein, and it has taken all actions necessary to its execution and delivery of such documents;

(b) It will comply with all of the terms, conditions, provisions, covenants, requirements, and certifications in this Contract, and all other documents incorporated herein by reference;

(c) It has made no material false statement or misstatement of fact in connection with this Contract and its receipt of the Grant, and all of the information it previously submitted to the INSTITUTE or that it is required under this Contract to submit to the INSTITUTE relating to the Grant or the disbursement of any of the Grant is and will be true and correct at the time such statement is made;

(d) It is in compliance in all material respects with provisions of its charter and of the laws of the State of Texas, and of the laws of the jurisdiction in which it was formed, and (i) there are no actions, suits, or proceedings pending, or threatened, before any judicial body or governmental authority against or affecting its ability to enter into this Contract, or any document referred to herein, or to perform any of the material acts required of it in such documents and (ii) it is not in default with respect to any order, writ, injunction, decree, or demand of any court or any governmental authority which would impair its ability to enter into this Contract, or any document referred to herein, or to perform any of the material acts required of it in such documents;

(e) Neither the execution and delivery of this Contract or any document referred to herein, nor compliance with any of the terms, conditions, requirements, or provisions contained in this Contract or any documents referred to herein, is prevented by, is a breach of, or will result in a breach of, any term, condition, or provision of any agreement or document to which it is now a party or by which it is bound; and

(f) It shall furnish such satisfactory evidence regarding the representations and certifications described herein as may be required and requested by the INSTITUTE from time to time.

Section 2.11 Reliance upon Representations. By awarding the Grant and executing this Contract, the INSTITUTE is relying, and will continue to rely throughout the term of this Contract, upon the truthfulness, accuracy, and completeness of the RECIPIENT’s written assurances, certifications and representations. Moreover, the INSTITUTE would not have entered into this Contract with the RECIPIENT but for such written assurances, certifications and representations. The RECIPIENT acknowledges that the INSTITUTE is relying upon such assurances, certifications and representations and acknowledges their materiality and significance.

Section 2.12 Contingent upon Availability of Grant Funds. This Contract is contingent upon funding being available for the term of the Contract and the RECIPIENT shall have no right of action against the INSTITUTE in the event that the INSTITUTE is unable to perform its obligations under this Contract as a result of the suspension, termination, withdrawal, or failure of funding to the INSTITUTE or lack of sufficient funding of the INSTITUTE for this Contract. If funds become unavailable to the INSTITUTE during the term of the Contract, Section 8.01(c) shall apply. For the sake of clarity, and except as otherwise provided by this Contract, if this Contract is not funded, then both parties are relieved of all of their obligations under this Contract. The INSTITUTE acknowledges and agrees that the Project is a multiyear project subject to Tex. Health & Safety Code, Ch. 102, Section 102.257.

Section 2.13 Confidentiality of Documents and Information. In connection with work contemplated for the Project or pursuant to complying with various provisions of this Contract, the RECIPIENT may disclose its confidential business, financial, technical, scientific information and other information to the INSTITUTE (“Confidential Information”). To assist the INSTITUTE in identifying such information, the RECIPIENT shall mark or designate the information as “confidential,” provided however that the failure to so designate does not operate as a waiver to protections provided by applicable law or this Contract. The INSTITUTE shall use no less

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

than reasonable care to protect the confidentiality of the Confidential Information to the fullest extent permissible under the Texas Public Information Act, Texas Government Code, Chapter 552 (the “TPIA”), and, except as otherwise provided in the TPIA to prevent the disclosure of the Confidential Information to third parties for a period of time equal to three (3) years from the termination of the contract, unless the INSTITUTE and the RECIPIENT agree in writing to extend such time period, provided that this obligation shall not apply to information that:

(a) was in the public domain at the time of disclosure or later became part of the public domain through no act or omission of the INSTITUTE in breach of this Contract;

(b) was lawfully disclosed to the INSTITUTE by a third party having the right to disclose it without an obligation of confidentiality;

(c) was already lawfully known to the INSTITUTE without an obligation of confidentiality at the time of disclosure;

(d) was independently developed by the INSTITUTE without using or referring to the RECIPIENT’s Confidential Information; or

(e) is required by law or regulation to be disclosed.

The INSTITUTE shall hold the Confidential Information in confidence, shall not use such Confidential Information except as provided by the terms of this Contract, and shall not disclose such Confidential Information to third parties without the prior written approval of the RECIPIENT or as otherwise allowed by the terms of the Contract. Subject in all respects to the terms of this Contract and the TPIA, the INSTITUTE has the right to use and disclose the Confidential Information reasonably in connection with the exercise of its rights under the Contract.

In the event that the INSTITUTE is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process by a court of competent jurisdiction or by any administrative, legislative, regulatory or self-regulatory authority or entity) to disclose any Confidential Information, the INSTITUTE shall provide the RECIPIENT with prompt written notice of any such request or requirement so that the RECIPIENT may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, the INSTITUTE is nonetheless legally compelled to make any such disclosure of Confidential Information to any person, the INSTITUTE may, without liability hereunder, disclose only that portion of the Confidential Information that is legally required to be disclosed, provided that the INSTITUTE will use reasonable efforts to assist the RECIPIENT, at the RECIPIENT’s expense, in obtaining an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. To the extent that such Confidential Information does not become part of the public domain by virtue of such disclosure, it shall remain Confidential Information hereunder.

Article III

DISBURSEMENT OF GRANT AWARD PROCEEDS

Section 3.01 Payment of Grant Award Proceeds. The INSTITUTE will advance Grant award proceeds upon request by the RECIPIENT, consistent with the amounts and schedule as provided in Attachment B. If the RECIPIENT does not request or the Oversight Committee does not authorize advancement of funds for some or the entire Grant award proceeds, disbursement of Grant award proceeds for services performed and allowable expenses and costs incurred pursuant to the Scope of Work will be on a reimbursement basis. To the extent that

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

completion of certain milestones is associated with a specific tranche of funding as reflected in the Scope of Work, those milestones shall be accomplished before funding may be provided for next tranche of funding. The INSTITUTE reserves the right to terminate the Contract should a key milestone not be met.

Section 3.02 Requests for Reimbursement and Quarterly Financial Status Reports. If the RECIPIENT does not receive an advance disbursement of Grant proceeds, the RECIPIENT’s requests for reimbursement shall be made on INSTITUTE Form 269a (Financial Status Report). If the RECIPIENT has elected to receive an advance disbursement of Grant proceeds, RECIPIENT shall submit INSTITUTE Form 269a (Financial Status Report) to document all costs and allowable expenses paid with Grant proceeds. The RECIPIENT shall submit the INSTITUTE Form 269a quarterly to the INSTITUTE within 90 days following the end of the quarter covered by the bill. A final INSTITUTE Form 269a shall be submitted by RECIPIENT not later than 90 days after the Termination Date. An extension of time for submission deadlines specified herein must be expressly authorized in writing by the INSTITUTE.

Section 3.03 Actual Costs and Allowable Expenses. Because the Approved budget for the Project(s) as set forth in Attachment B is only an estimate, the parties agree that the RECIPIENT’s billings under this Contract will reflect the actual costs and expenses incurred in performing the Project(s), regardless of the Approved Budget, up to the total contracted amount specified in Section 2.01 “Award of Monies.” The RECIPIENT shall use Grant proceeds only for allowable expenses consistent with state law and agency administrative rules. Allowable expenses for the Project(s) shall be only as outlined in the Approved Budget and any modifications to same.

Section 3.04 Travel Expenses. Reimbursement for travel expenditures shall be in accordance with the Approved Budget. Prior written approval from the INSTITUTE must be obtained before travel that exceeds the amount included in the Approved Budget commences. Failure to obtain such prior written approval shall result in such excess travel costs constituting expenses that may not be taken into account for the purposes of calculating expenditure of Grant funds under this Contract.

Section 3.05 Budget Modifications. The total Approved Budget and the assignment of costs may be adjusted based on implementation of the Scope of Work, spending patterns, and unexpended funds, but only by an amendment to the Approved Budget. In no event shall an amendment to the Approved Budget result in payments in excess of the aggregate amount specified in Section 2.01 “Award of Monies” or in approved supplemental funding for the Project, if any. The RECIPIENT may make transfers between or among lines within budget categories without prior written approval provided that:

(a) The total dollar amount of all changes of any single line item within budget categories (individually and in the aggregate) is less than [***] of the total Approved Budget;

(b) The transfer will not increase or decrease the total Approved Budget;

(c) The transfer will not materially change the nature, performance level, or Scope of Work of the Project; and

(d) The RECIPIENT submits a revised copy of the Approved Budget including a narrative justification of the changes prior to incurring costs in the new category.

All other budget changes or transfers require the INSTITUTE’s express prior written approval. Transfer of funds between categories in the Project’s Approved Budget may be allowed if requests are in writing, fit within the Scope of Work and the total Approved Budget, are beneficial to the achievement of the objectives of the Project, and appear to be an efficient, effective use of the INSTITUTE’s funds.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 3.06 Withholding Payment. The INSTITUTE may withhold Grant award proceeds from RECIPIENT if required Financial Status Reports (Form 269a) are not on file for previous quarters or for the final period, if material program requirements are not met and remain uncured after a reasonable time period to cure, if the RECIPIENT is in breach of any material term of this Contract, or in accordance with provisions of this Contract as well as applicable state or federal laws, regulations or administrative rules, and the breach remains uncured after a reasonable time period to cure. The INSTITUTE shall have the right to withhold all or part of any future payments to the RECIPIENT to offset any prior advance payments made to the RECIPIENT for ineligible expenditures that have not been refunded to the INSTITUTE by the RECIPIENT.

Section 3.07 Grant Funds as Supplement to Budget. The RECIPIENT shall use the Grant proceeds awarded pursuant to this Contract to supplement its overall budget. These funds will in no event supplant existing funds currently available to the RECIPIENT that have been previously budgeted and set aside for the Project. The RECIPIENT will not bill the INSTITUTE for any costs under this Contract that also have been billed or should have been billed to any other funding source.

Section 3.08 Buy Texas. The RECIPIENT shall apply good faith efforts to purchase goods and services from suppliers in Texas to the extent reasonably possible, to achieve a goal of more than 50 percent of such purchases from suppliers in Texas.

Section 3.09 Historically Underutilized Businesses. The RECIPIENT shall use reasonable efforts to purchase materials, supplies or services from a Historically Underutilized Business (HUB). The Texas Procurement and Support Services website will assist in finding HUB vendors (http://www.window.state.tx.us/procurement.) The RECIPIENT shall complete a HUB report with each annual report submitted to the INSTITUTE in accordance with Attachment E.

Section 3.10 Limitation on Use of Grant Award Proceeds to Pay Indirect Costs. The RECIPIENT shall not spend more than five percent of the Grant award proceeds for Indirect Costs.

Section 3.11 Carry Forward of Unspent Funds and No Cost Extension. RECIPIENT may request to carry forward unspent funds into the budget for the next year. Carryover of unspent funds must be specifically approved by the INSTITUTE. The INSTITUTE may approve a no cost extension for the Contract for a period not to exceed six (6) months after the Termination Date if additional time beyond the Termination date is required to ensure adequate completion of the approved project. The Contract must be in good fiscal and programmatic standing. All terms and conditions of the Contract shall continue during any extension period and if such extension is approved, notwithstanding Section 2.03, all references to the “Termination Date” shall be deemed to mean the date of expiration of such extension period.

Article IV

AUDITS AND INSPECTIONS

Section 4.01 Record Keeping. The RECIPIENT, each Collaborator whose costs are funded in all or in part by the Grant shall maintain or cause to be maintained books, records, documents and other evidence (electronic or otherwise) pertaining in any way to its performance under and compliance with the terms and conditions of this Contract (“Records”). The RECIPIENT, each Collaborator and each Contractor shall use, or shall cause the entity which is maintaining such Records to use generally accepted accounting principles in the maintenance of such Records, and shall retain or require to be retained all of such Records for a period of three (3) years from the Termination Date of the Contract.

Section 4.02 Audits. Upon request and with reasonable notice, the RECIPIENT, each Collaborator and each Contractor whose costs are charged to the Project shall allow, or shall cause the entity which is maintaining such

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

items to allow, the INSTITUTE, or auditors working on behalf of the INSTITUTE, including the State Auditor and/or the Comptroller of Public Accounts for the State of Texas, to review, inspect, audit, copy or abstract all of its Records during regular working hours. Acceptance of funds directly under the Contract or indirectly through a subcontract under the Contract constitutes acceptance of the authority of the INSTITUTE, or auditors working on behalf of the INSTITUTE, including the State Auditor and/or the Comptroller of Public Accounts, to conduct an audit or investigation in connection with those funds for a period of three (3) years from the Termination Date of the Contract.

Notwithstanding the foregoing, any RECIPIENT expending $[***] or more in federal or state awards during its fiscal year shall obtain either an annual single audit or a program specific audit. A RECIPIENT expending funds from only one state program may elect to obtain a program specific audit in accordance with Office of Management and Budget (OMB) Circular A-133 or with the State of Texas Uniform Grant Management Standards (UGMS). A single audit is required if funds from more than one federal or state program are spent by the RECIPIENT. The audited time period is the RECIPIENT’s fiscal year, not the INSTITUTE funding period.

Section 4.03 Inspections. In addition to the audit rights specified in Section 4.02 “Audits”, the INSTITUTE shall have the right to conduct periodic onsite inspections within normal working hours and on a day and a time mutually agreed to by the parties, to evaluate the Institute-Funded Activity. The RECIPIENT shall fully participate and cooperate in any such evaluation efforts.

Section 4.04 On-going Obligation to Submit Requested Information. The RECIPIENT shall, submit other information related to the Grant to the INSTITUTE as may be reasonably requested from time-to-time by the INSTITUTE, by the Legislature or by any other funding or regulatory bodies covering the RECIPIENT’s activities under this Contract.

Section 4.05 Duty to Resolve Deficiencies. If an audit and/or inspection under this Article IV finds there are deficiencies that should be remedied, then the RECIPIENT shall resolve and/or cure such deficiencies within a reasonable time frame specified by the INSTITUTE. Failure to do so shall constitute an Event of Default pursuant to Section 8.03 “Event of Default.” Upon the RECIPIENT’S request, the parties agree to negotiate in good faith, specific extensions so that the RECIPIENT can cure such deficiencies.

Section 4.06 Repayment of Grant Proceeds for Improper Use. In no event shall RECIPIENT retain Grant funds that have not been used by the RECIPIENT for purposes for which the Grant was intended or in violation of the terms of this Contract. The RECIPIENT shall repay any portion of Grant proceeds used by the RECIPIENT for purposes for which the Grant was not intended, as determined by the final results of an audit conducted pursuant to the provisions of this Contract. Unless otherwise expressly provided for in writing and appended to this Contract, the repayment shall be made to the INSTITUTE no later than forty-five (45) days upon a written request by the INSTITUTE specifying the amount to be repaid and detailing the basis upon which such request is being made and the amount shall include interest calculated at an amount not to exceed [***] percent ([***]%) annually. The RECIPIENT may request that the INSTITUTE waive the interest, subject in all cases to the INSTITUTE’S sole discretion.

Section 4.07 Repayment of Grant Proceeds for Relocation Outside of Texas. Unless waived by a vote of the Oversight Committee, the RECIPIENT shall repay the INSTITUTE [***] proceeds disbursed to RECIPIENT in the event that RECIPIENT relocates its principal place of business outside of the State during the Contract term or within 3 years after the final payment of the Grant funds is made by the INSTITUTE.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Article V

ASSURANCES AND CERTIFICATIONS

Adoption of Attachment C. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment C in their entirety, incorporate them as if fully set forth herein, and agree to perform and be bound by all such terms.

Article VI

INTELLECTUAL PROPERTY AND REVENUE SHARING

Adoption of Attachment D. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment D in their entirety, incorporate them as if fully set forth herein, and agree to perform and be bound by all such terms.

Article VII

REPORTING

Adoption of Attachment E. The INSTITUTE and the RECIPIENT hereby adopt the terms of Attachment E in their entirety, incorporate them as if fully set forth herein, and agree to perform and be bound by all such terms.

Article VIII

EARLY TERMINATION AND EVENT OF DEFAULT

Section 8.01 Early Termination of Contract. This Contract may be terminated prior to the Termination Date specified in Section 2.03 “Contract Term” by:

(a) Mutual written consent of all parties to this Contract; or

(b) The INSTITUTE for an Event of Default (defined in Section 8.03) by the RECIPIENT; or

(c) The INSTITUTE if allocated funds should become legally unavailable during the Contract period and the INSTITUTE is unable to obtain additional funds for such purposes; or

(d) The RECIPIENT for convenience.

Section 8.02 Repayment of Grant Proceeds upon Early Termination. The INSTITUTE may require the RECIPIENT to repay some or all of the disbursed Grant proceeds in the event of early termination under 8.01 (d) above or under Section 8.01(b) above, to the extent such Event of Default resulted from Grant funds being expended in violation of this Contract. To the extent that the INSTITUTE exercises this option, the INSTITUTE shall provide written notice to the RECIPIENT stating the amount to be repaid, applicable interest calculated not to exceed [***] annually, and the schedule for such repayment. The RECIPIENT may request that the INSTITUTE waive the interest, subject in all cases to the INSTITUTE’S sole discretion. In no event shall the RECIPIENT retain Grant funds that have not been used by the RECIPIENT for purposes for which the Grant was intended.

Section 8.03 Event of Default. The following events shall, unless expressly waived in writing by the INSTITUTE or fully cured by the RECIPIENT pursuant to the provisions herein, constitute an event of default (each, an “Event of Default”):

(a) The RECIPIENT’s failure, in any material respect, to conduct the Project in accordance with the approved Scope of Work and to demonstrate progress towards achieving the milestones set forth in Section 2.02;

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(b) The RECIPIENT’s failure to conduct the Project within the State of Texas to the extent required under this Contract unless as otherwise specified in the application, Scope of Work or Approved Budget;

(c) The RECIPIENT’s failure to fully comply, in any material respect, with any provision, term, condition, covenant, representation, certification, or warranty contained in this Contract or any other document incorporated herein by reference;

(d) The RECIPIENT’s failure to comply with any applicable federal or state law, administrative rule, regulation or policy with regard to the conduct of the Project;

(e) The RECIPIENT’s material misrepresentation or false covenant, representation, certification, or warranty made by RECIPIENT herein, in the Grant application, or in any other document furnished by RECIPIENT pursuant to this Contract that was false or misleading at the time that it was made; or

(f) The RECIPIENT ceases its business operations, has a receiver appointed for all or substantially all of its assets, makes a general assignment for the benefit of creditors, is declared insolvent by a court of competent jurisdiction or becomes the subject, as a debtor, of a proceeding under the federal bankruptcy code, which such proceedings are not dismissed within ninety (90) days after filing.

Section 8.04 Notice Required. If the RECIPIENT intends to terminate pursuant to Section 8.01(d) “Early Termination of Contract”, it shall provide written notice to the INSTITUTE pursuant to the notice provisions of Section 9.21 “Notices” no later than thirty (30) days prior to the intended date of termination.

If the INSTITUTE intends to terminate for an Event of Default under Section 8.01(b) by the RECIPIENT, as described in Section 8.03 “Event of Default”, the INSTITUTE shall provide written notice to the RECIPIENT pursuant to Section 9.21 “Notices” and shall include a reasonable description of the Event of Default and, if applicable, the steps necessary to cure such Event of Default. Upon receiving notice from the INSTITUTE, the RECIPIENT shall have thirty (30) days beginning on the day following the receipt of notice to cure the Event of Default. Upon request, the INSTITUTE may provide an extension of time to cure the Event of Default(s) beyond the thirty (30) day period specified herein so long as the RECIPIENT is using reasonable efforts to cure and is making reasonable progress in curing such Event(s) of Default. The extension shall be in writing and appended to the Contract. If the RECIPIENT is unable or fails to timely cure an Event of Default, unless expressly waived in writing by the INSTITUTE, this Contract shall immediately terminate as of the close of business on the final day of the allotted cure period without any further notice or action by the INSTITUTE required. In addition, and notwithstanding the foregoing, the INSTITUTE and the RECIPIENT agree that certain events that cannot be cured shall, unless expressly waived in writing by the INSTITUTE, constitute a final Event of Default under this Contract and this Contract shall terminate immediately upon the INSTITUTE giving the RECIPIENT written “Notice of Event of Default and FINAL TERMINATION.”

In the event that the INSTITUTE terminates the Contract under Section 8.01(c) above because allocated funds become legally unavailable during the Contract period, the INSTITUTE shall immediately provide written notification to the RECIPIENT of such fact pursuant to Section 9.21 “Notices.” The Contract is terminated upon the RECIPIENT’s receipt of that notification, subject to Section 9.09 “Survival of Terms.”

Section 8.05 Duty to Report Event of Default. The RECIPIENT shall notify the INSTITUTE in writing pursuant to Section 9.21 “Notices”, promptly and in no event more than (30) days after it obtains knowledge of the occurrence of any Event of Default. The RECIPIENT shall include a statement setting forth reasonable details of each Event of Default and the action which the RECIPIENT proposes to take with respect thereto.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 8.06 Obligations/Liabilities Affected by Early Termination. The RECIPIENT shall not incur new obligations that otherwise would have been paid for using Grant funds after the receipt of notice as provided by Section 8.04 “Notice Required”, unless expressly permitted by the INSTITUTE in writing, and shall cancel as many outstanding obligations as possible. The INSTITUTE shall not owe any fee, penalty or other amount for exercising its right to terminate the Contract in accordance with Section 8.01. In no event shall the INSTITUTE be liable for any services performed, or costs or expenses incurred, after the Termination Date of the Contract. Early termination by either party shall not nullify obligations already incurred, including the RECIPIENT’s revenue sharing obligations as set forth in Attachment D, or the performance or failure to perform obligations prior to the Termination Date.

Section 8.07 Interim Remedies. Upon receipt by the RECIPIENT of a notice of Event of Default, and at any time thereafter until such Event of Default is cured to the satisfaction of the INSTITUTE or this Contract is terminated, the INSTITUTE may enforce any or all of the following remedies (such rights and remedies being in addition to and not in lieu of any rights or remedies set forth herein):

(a) The INSTITUTE may refrain from disbursing any amount of the Grant funds not previously disbursed; provided, however, the INSTITUTE may make such a disbursement after the occurrence of an Event of Default without thereby waiving its rights and remedies hereunder;

(b) The INSTITUTE may enforce any additional remedies it has in law or equity.

The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies that the INSTITUTE would otherwise possess.

Article IX

MISCELLANEOUS

Section 9.01 Uniform Grant Management Standards. Unless otherwise provided herein, the RECIPIENT agrees that the Uniform Grant Management Standards (UGMS), developed by the Governor’s Budget and Planning Office as directed under the Uniform Grant Management Act of 1981, TEX. GOVT. CODE, Ch. 783, apply as additional terms and conditions of this Contract and that the standards are adopted by reference in their entirety. If there is a conflict between the provisions of this Contract and UGMS, the provisions of this Contract will prevail unless expressly stated otherwise.

Section 9.02 Management and Disposition of Equipment. During the term of this Contract, the RECIPIENT may use Grant funds to purchase Equipment to be used for the authorized purpose of the Project, subject to the conditions set forth below. Unless otherwise provided herein, title to Equipment shall vest in the RECIPIENT upon termination of the Contract.

(a) The INSTITUTE must authorize the acquisition in advance and in writing but an acquisition is deemed authorized if included in the Approved Budget for the Project;

(b) Equipment purchased with Grant funds must stay within the State of Texas;

(c) Equipment purchased with Grant funds must be materially deployed to the uses and purposes related to the Project;

(d) In the event the RECIPIENT is indemnified, reimbursed or otherwise compensated for any loss of, destruction of, or damage to the Equipment purchased using Grant funds, it shall use the proceeds to repair or replace said Equipment;

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(e) Equipment may be exchanged (trade-in) or sold without the prior written approval of the INSTITUTE if the proceeds thereof shall be applied to the acquisition cost of replacement Equipment;

(f) The RECIPIENT may use its own property management standards and procedures provided that it observes the terms of UGMS, A-102, in all material respects;

(g) The title or ownership of the Equipment shall not be encumbered for purposes other than the Project nor or transferred other than to a permitted assignee of this Contract without the prior written approval of the INSTITUTE;

(h) If the original or replacement Equipment is no longer needed for the originally authorized purpose or for other activities supported by the INSTITUTE, the RECIPIENT shall request disposition instructions from the INSTITUTE and, upon receipt, shall fully comply therewith; and

(i) If this Contract is terminated early pursuant to Section 8.01(b), (d), (e) or (f) above, the INSTITUTE shall determine the final disposition of Equipment purchased with Grant award money.

Section 9.03 Supplies and Other Expendable Property. The RECIPIENT shall classify as materials, supplies and other expendable property the allowable unit acquisition cost of such property under $5,000 necessary to carry out the Project. Title to supplies and other expendable property shall vest in the RECIPIENT upon acquisition.

Section 9.04 Acknowledgement of Grant Funding and Publicity. The parties agree to the following terms and conditions regarding acknowledging Grant funding and publicity:

(a) The parties agree to fully cooperate and coordinate with each other in connection with all press releases and publications regarding the award of the Grant, the execution of the Contract and the Institute-Funded Activities.

(b) The RECIPIENT shall notify the INSTITUTE’s Information Specialist or similar personnel at least three business days prior to any press releases, advertising, publicity, use of CPRIT logo, or other promotional activities that pertain to the Project or any Institute-Funded Activity. In the event that the INSTITUTE wishes to participate in a joint press release, the RECIPIENT shall coordinate and cooperate with the INSTITUTE’s Information Specialist or similar personnel to develop a mutually agreeable joint press release.

(c) Consistent with the goal of encouraging development of scientific breakthroughs and dissemination of knowledge, publication or presentation of scholarly materials is expected and encouraged. The RECIPIENT may publish in scholarly journals or other peer-reviewed journals (including graduate theses and dissertations) and may make presentations at scientific meetings without prior notice to or consent of the INSTITUTE, except as may otherwise be set forth in this Contract. The RECIPIENT shall promptly notify the INSTITUTE when any scholarly presentations or publications have been accepted for public disclosure and shall provide the INSTITUTE with final copies of all such accepted presentations and publications. The RECIPIENT shall acknowledge receipt of the INSTITUTE funding in all publications, presentations, press releases and other materials regarding the work associated with the Institute-Funded Activities. The RECIPIENT shall promptly submit an electronic version of all published manuscripts to PubMed Central in accordance with Section 9.05 “Public Access to Research Results.”

(d) When grant funds are used to prepare print or visual materials for educational or promotional purposes for the general public (e.g., patients), and excluding presentations and publications discussed above in subsection (c), the RECIPIENT shall provide a copy of such materials to the INSTITUTE at least ten (10) days

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

prior to printing. The RECIPIENT shall also acknowledge receipt of the INSTITUTE funding on all such materials including, but not limited to, brochures, pamphlets, booklets, training fliers, project websites, videos and DVDs, manuals and reports, as well as on the labels and cases for audiovisual or videotape/DVD presentations.

Section 9.05 Public Access to Results of Institute-Funded Activities. The RECIPIENT shall submit an electronic version of its final peer-reviewed journal manuscripts that arise from Grant funds to the digital archive National Library of Medicine’s PubMed Central upon acceptance for publication. These papers must be accessible to the public on PubMed no later than 12 months after publication. This policy is subject to the terms of Attachment D and does not supplant applicable copyright law. For clarity, this policy is not intended to require the RECIPIENT to make a disclosure at a time or in any manner that would cause the RECIPIENT to abandon, waive or disclaim any intellectual property rights that it is obligated to protect pursuant to the terms of Attachment D.

Section 9.06 Work to be Conducted in State. The RECIPIENT agrees that it will use reasonable efforts to direct that any new or expanded preclinical testing, clinical trials, commercialization or manufacturing that is part of or relating to any Institute-Funded Activities take place in the State of Texas, including the establishment of facilities to meet this purpose. If the RECIPIENT decides not to conduct such work in the State of Texas, the RECIPIENT shall provide a prior written explanation to the INSTITUTE detailing the RECIPIENT’s reasons for conducting the work outside of the State of Texas and the RECIPIENT’s efforts made to conduct the work in the State of Texas.

Section 9.07 Duty to Notify. During the term of this Contract and for a period of [***] years thereafter, the RECIPIENT is under a continuing obligation to notify the INSTITUTE’s Chief Executive Officer at the same time it is required to notify any Federal or State entity of any unexpected adverse event or condition that materially impacts the performance or general public perception of the conduct or results of the Project and Institute-Funded Activities, including any impact to the Scope of Work included in the Contract and events or results that have a serious adverse impact on human health, safety or welfare. By way of example only, if clinical testing of the results of the Institute-Funded Activities reveal an unexpected risk of developing serious health conditions or death, then the RECIPIENT shall, at the same time it notifies any Federal or State entity, promptly so notify the INSTITUTE’s Chief Executive Officer even if such results are not available until after the term of this Contract. Notice required under this section shall be made as promptly as reasonably possible and shall follow the procedures set forth in Section 9.21 “Notices.”

Section 9.08 Severability. If any provision of this Contract is construed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provisions hereof. The invalid, illegal or unenforceable provision shall be deemed stricken and deleted to the same extent and effect as if never incorporated herein. All other provisions shall continue as provided in this Contract.

Section 9.09 Survival of Terms. Termination or expiration of this Contract for any reason will not release either party from any liabilities or obligations set forth in this Contract that: (1) the Parties have expressly agreed shall survive any such termination or expiration; or (2) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration. Such surviving terms include, but are not limited to, Sections 2.13, 4.01, 4.02, 4.05, 4.06, 8.02, 8.06, 9.04, 9.05, 9.06, 9.07, 9.09, 9.14, 9.15, 9.16, 9.17, 9.18, and Attachment D.

Section 9.10 Binding Effect and Assignment or Modification. This Contract and all terms, provisions and obligations set forth herein shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns, including all other state agencies and any other agencies, departments, divisions, governmental entities, public corporations or other entities which shall be successors to either of the parties or

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

which shall succeed to or become obligated to perform or become bound by any of the covenants, agreements or obligations hereunder of either of the parties hereto. Upon a permitted assignment of this Contract by RECIPIENT, all references to “the RECIPIENT” herein shall be deemed to refer to such permitted assignee.

Section 9.11 No Waiver of Contract Terms. Neither the failure by the RECIPIENT or the INSTITUTE, in any one or more instances, to insist upon the complete and total observance or performance of any term or provision hereof, nor the failure of the RECIPIENT or the INSTITUTE to exercise any right, privilege or remedy conferred hereunder or afforded by law, shall be construed as waiving any breach of such term or provision or the right to exercise such right, privilege or remedy thereafter. In addition, no delay on the part of either the RECIPIENT or the INSTITUTE, in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or the exercise of any other right or remedy.

Section 9.12 No Waiver of Sovereign Immunity. No provision of this Contract is in any way intended to constitute a waiver by the INSTITUTE, the RECIPIENT (if applicable), or the State of Texas of any immunities from suit or from liability that the INSTITUTE, the RECIPIENT, or the State of Texas may have by operation of law.

Section 9.13 Force Majeure. Neither the INSTITUTE nor the RECIPIENT will be liable for any failure or delay in performing its obligations under the Contract if such failure or delay is due to any cause beyond the reasonable control of such party, including, but not limited to, unusually severe weather, strikes, natural disasters, fire, civil disturbance, epidemic, war, court order or acts of God. The existence of such causes of delay or failure will extend the period of performance in the exercise of reasonable diligence until after the causes of delay or failure have been removed. Each party must inform the other in accordance with Section 9.21 “Notices” within five (5) business days, or as soon as it is practical, of the existence of a force majeure event or otherwise waive this right as a defense.

Section 9.14 Disclaimer of Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES. THIS LIMITATION WILL APPLY REGARDLESS OF WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 9.15 Indemnification and Hold Harmless. Except as provided herein, the RECIPIENT agrees to fully indemnify and hold the INSTITUTE and the State of Texas harmless from and against any and all claims, demands, costs, expenses, liabilities, causes of action and damages of every kind and character (including reasonable attorneys fees) which may be asserted by any third party in any way related or incident to, arising out of, or in connection with (1) the RECIPIENT’s negligent, intentional or wrongful performance or failure to perform under this Contract, (2) the RECIPIENT’s receipt or use of Grant funds, or (3) any negligent, intentional or wrongful act or omission committed by the RECIPIENT as part of an Institute-Funded Activity or during the Project. In addition, the RECIPIENT agrees to fully indemnify and hold the INSTITUTE and the State of Texas harmless from and against any and all costs and expenses of every kind and character (including reasonable attorneys fees, costs of court and expert fees) that are incurred by the INSTITUTE or the State of Texas arising out of or related to a third party claim of the type specified in the preceding sentence. Notwithstanding the preceding, such indemnification shall not apply in the event of the sole or gross negligence of the INSTITUTE. If the RECIPIENT is a State of Texas agency or institution of higher education, then this Section 9.15 is subject to the extent authorized by the Texas Constitution and the laws of the State of Texas.

The RECIPIENT acknowledges and agrees that this indemnification shall apply to, but is not limited to, employment matters, taxes, personal injury, and negligence.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

It is understood and agreed that it is not the intent of the parties to expand or increase the liability of the State of Texas under this Article. This provision is intended to prevent the RECIPIENT, the INSTITUTE and the State of Texas from attempting or appearing to assume liability it does not have the statutory or legal power to assume.

Section 9.16 Alternative Dispute Resolution. If applicable, the dispute resolution process provided for in TEX. GOVT. CODE, Ch. 2260 shall be used, as further described herein, to resolve any claim for breach of contract made against the INSTITUTE (excluding any uncured Event of Default). The submission, processing and resolution of a party’s claim are governed by the published rules adopted by the Attorney General pursuant to TEX. GOVT. CODE, Ch. 2260, as currently effective, hereafter enacted or subsequently amended.

Section 9.17 Applicable Law and Venue. This Contract shall be construed and all disputes shall be considered in accordance with the laws of the State of Texas, without regard to its principles governing the conflict of laws. Provided that the RECIPIENT first complies with procedures set forth in Section 9.16 “Alternative Dispute Resolution,” exclusive venue and jurisdiction for the resolution of claims arising from or related to this Contract shall be in the federal and state courts in Travis County, Texas.

Section 9.18 Attorneys’ Fees. In the event of any litigation, appeal or other legal action to enforce any provision of the Contract, the RECIPIENT shall pay all expenses of such action, including attorneys’ fees and costs, if the INSTITUTE is the prevailing party. If the RECIPIENT is a State of Texas agency or institution of higher education, then this Section 9.18 is subject to the extent authorized by the Texas Constitution and the laws of the State of Texas.

Section 9.19 Counterparts. This Contract may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

Section 9.20 Construction of Terms. The headings used in this Contract are inserted only as a matter of convenience and for reference and shall not affect the construction or interpretation of this Contract. Where context so indicates, a word in the singular form shall include the plural, a word in the masculine form the feminine, and vice-versa. The word “including” and similar constructions (such as “includes”, “included”, “for example”, “such as”, and “e.g.”) shall mean “including, without limitation” throughout this Contract. The words “and” and “or” are not intended to convey exclusivity or nonexclusivity except where expressly indicated or where the context so indicates in order to give effect to the intent of the parties.

Section 9.21 Notices. All notices, requests, demands and other communications will be in writing and will be deemed given on the date received as demonstrated by (i) a courier’s receipt or registered or certified mail return receipt signed by the party to whom such notice was sent, provided that such notice was sent to the Authorized Signing Official (ASO) at the address provided in the CPRIT Grants Management System, (ii) a fax confirmation page showing that such fax was successfully transmitted to the fax number provided in the CPRIT Grants Management System, or (iii) via correspondence in the CPRIT Grants Management System.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

DP140031, Contract Attachment A

Layperson’s Summary

The mission of AERase, Inc. a recently established biopharmaceutical company located in Austin, TX, is to develop novel cancer treatments by exploiting the unique metabolism of cancer cells. Cancer cells, unlike normal cells, lack the ability to make certain amino acids (AA), the building blocks of proteins. Efforts have been made to exploit this vulnerability, seen in many different cancers, by depriving tumors of key AA using naturally occurring compounds. The use of these compounds has been complicated by poor activity, (human-derived drugs) and by the development of immune reactions, (microbe-derived drugs), nonetheless tumor shrinkage has been seen in several different cancer types, such as melanoma, and liver cancer.

AERase, Inc. has developed a variation on a human molecule that promises to be effective in the depletion of a key AA and to be unlikely to cause an immune reaction. Before this compound can be used as a cancer treatment, it must be manufactured and tested in animals and humans.

During drug development, AERase, Inc. will do cell and animal studies at contract laboratories in TX. The human trials proposed will include clinical sites in TX, and use contract research and other providers in TX. To guide product development the company has recruited key personnel to TX from companies in other states, and the company expects to grow from its current staff of 4 to a permanent staff of 10, based in TX, to support development of this novel cancer treatment.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Timelines: EDITED	project_timeline.pdf

Goal 1: [***] ADDED

Objective 1: ADDED	[***]

Objective 2: ADDED	[***]

Objective 3: ADDED	[***]

Objective 4: ADDED	[***]

Objective 5: DELETED

Goal 2: [***] ADDED

Objective 1: ADDED	[***]

Objective 2: ADDED	[***]

Objective 3: DELETED

Objective 4: DELETED

Goal 3: [***] ADDED

Objective 1: ADDED	[***]

Objective 2: ADDED	[***]

Objective 3: DELETED

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

ATTACHMENT C

ASSURANCES AND CERTIFICATIONS

This Attachment C is hereby incorporated into and made a part of that certain CANCER RESEARCH GRANT CONTRACT (“Contract”) by and between the Cancer Prevention and Research Institute of Texas (“CPRIT” or the “INSTITUTE”) and the RECIPIENT. A capitalized term used in this Attachment shall have the meaning given to term in the Contract or in the Attachments to the Contract, unless otherwise defined herein. In the event of a conflict between the provisions of this Attachment and the provisions of the Contract, this Attachment shall control.

By signing this Contract, RECIPIENT certifies compliance with the following assurances and certifications required by the INSTITUTE (listed below). RECIPIENT further acknowledges that its obligations pursuant to the following assurances and certifications are ongoing.

Section C1.01 Demonstration of Matching Funds. Pursuant to TEX. HEALTH & SAFETY CODE § 102.255(d) and T.A.C. 25 § 703.11, RECIPIENT has an amount of funds equal to one-half of the amount of the Grant to be disbursed each fiscal year of the Contract term dedicated to the research that is the subject of the Grant as demonstrated by the form incorporated herein to Attachment C. The RECIPIENT shall update the matching funds certification and verficiation annually for each fiscal year that Grant funds are disbursed.

Section C1.02 Payment of Taxes. RECIPIENT‘s payment of franchise taxes is current or, if the RECIPIENT is exempt from payment of franchise taxes, that it is not subject to the State of Texas franchise tax. If franchise tax payments become delinquent during the Contract term, payments under this Contract will be withheld until the RECIPIENT’s delinquent franchise tax is paid in full. The RECIPIENT also acknowledges that it is not otherwise exempt from state sales or occupancy tax as a result of this Contract.

Section C1.03 Compliance with Confidentiality Guidelines Relating to Personal and Medical Information. RECIPIENT complies with all applicable laws, rules and regulations relating to personal and medical information. Without in any way limiting the foregoing, RECIPIENT maintains and enforces appropriate facility and information technology access rules and procedures to protect against inappropriate disclosure of patient records and all other documents deemed confidential by law, which are maintained in connection with the Project and Institute-Funded Activities, including provisions that comply with the requirements of the INSTITUTE’s rules, 25 T.A.C. Section 703.14. Upon request from the INSTITUTE, RECIPIENT will timely furnish a copy of the RECIPIENT’s facility and information technology access rules and procedures, as well as any other applicable confidentiality guidelines.

If RECIPIENT, including any Collaborators or Contractors, works directly with patients or otherwise has access to or maintains patient personal and medical information, RECIPIENT specifically addresses Health Insurance Portability and Accountability Act of 1996 regulations concerning confidentiality of personal and medical information. Any disclosure of confidential information in any way related to the Project (including information that may be required by reports and inspections) must be in accordance with all applicable laws.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section C1.04 Conduct of Research or Service Provided. RECIPIENT understands that the Project must be conducted with full consideration for the ethical and medical implications of the research performed or services delivered and comply with all federal and state laws regarding the conduct of the research or service.

Section C1.05 Regulatory Certificates, Licenses and Permits. All personnel, facilities and equipment involved or to be involved in the Project are certified, licensed, permitted, registered or approved by the appropriate regulating agency, where applicable. Any revocation, surrender, expiration, non-renewal, inactivation or suspension of any such certification, license, permit, registration or approval shall constitute grounds for Contract termination.

Section C1.06 Assurances and Certifications in Accordance with the NIH Grants Policy Statement:

(a) Civil Rights. Compliance with Title VI of the Civil Rights Act of 1964.

(b) Handicapped Individuals. Compliance with Section 504 of the Rehabilitation Act of 1973 as amended.

(c) Sex Discrimination. Compliance with Section 901 of Title IX of the Education Amendments of 1972 as amended.

(d) Age Discrimination. Compliance with the Age Discrimination Act of 1975, as amended.

(e) Patents, Licenses and Inventions. Compliance with the Standard Patent Rights clauses as specified in 37 CFR, Part 401 or 35 U.S.C. 203, if appropriate and applicable, in a manner that adequately protects the INSTITUTE’S rights in the Project Results.

(f) Human Subjects. Compliance with the requirements of federal policy concerning the safeguarding of the rights and welfare of human subjects who are involved in activities supported by federal funds. Before any funding may be released for any Project involving human subjects, RECIPIENT must receive approval from RECIPIENT’s Institutional Review Board (IRB). Upon request, a copy of RECIPIENT’s IRB approval must be provided to the INSTITUTE.

(g) Human Biological/Anatomical Material. Compliance with the recommendations of the NIH Office of Human Subject Research Medical Administrative Series (MAS) #MO1-2 entitled “Procurement and Use of Human Biological Materials for Research,” and any other federal or state requirements.

(h) Use of Animals. Compliance with applicable portions of the Animal Welfare Act (PL 89-544 as amended) and appropriate Public Health Service Policy on Humane Care and Use of Laboratory Animals regulations. Before any funding may be released for any Project involving animal subjects, RECIPIENT must receive approval from RECIPIENT’s Institutional Animal Care and Use Committee (IACUC). Upon request, a copy of RECIPIENT’s IACUC approval must be provided to the INSTITUTE.

(i) Debarment and Suspension. RECIPIENT certifies that neither it nor the Principal Investigator/Project Director or any other Recipient Personnel or personnel of any Collaborator or Contractor assigned to work on the Project are debarred, suspended, proposed for debarment, declared ineligible or otherwise excluded from participation in the Project by any federal or state department or agency.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(j) Non-Delinquency on Federal or State Debt. RECIPIENT certifies that neither it, nor any person to be paid from funds under this Contract, is delinquent in repaying any Federal debt as defined by OMB Circular A-129 or any debt to the State of Texas.

(k) Eligibility to Receive Payments on State Contracts. RECIPIENT certifies that it and the Principal Investigator/Project Director are not ineligible to receive the Grant award under this Contract pursuant to Tex. Fam. Code Ann. Section 231.006 and acknowledges that this Contract may be terminated and payment may be withheld if this certification is inaccurate.

(l) Drug-Free Workplace. Compliance with the Drug-Free Workplace Act of 1988 (45 CFR 82).

(m) Misconduct in Science. Compliance with 42 CFR Part 50, Subpart A, and Final Rule as published at 54 CFR 32446, August 8, 1989.

(n) Objectivity of Research/Conflict of Interest. Compliance with the NIH requirement to maintain a written standard of conduct and comply with 42 CFR Part 50, Subpart F, Responsibility of Applicants for Promoting Objectivity in Research. RECIPIENT must notify the INSTITUTE of any conflicting financial interests and assure that the interest has been managed, reduced or eliminated.

(o) Trafficking in Persons. Compliance with the NIH regulations on trafficking in persons as published at http://grants.nih.gov/grants/guide/notice-files/NOT-OD-08-055.html.

(p) Criminal Misconduct. RECIPIENT shall promptly report issues to the INSTITUTE involving potential civil or criminal fraud related in any way to the Project, the Institute-Funded Activity or this Contract, such as false claims or misappropriation of federal or state funds.

Section C1.07 Tobacco Free Workplace Policy. Pursuant to T.A.C. 25 § 703.20, RECIPIENT certifies that its board of directors, governing body, or similar has adopted and enforces a Tobacco-Free Workplace Policy that meets or exceeds all of the following minimum standards:

(a) Prohibits the use of all forms of tobacco products, including but not limited to cigarettes, cigars, pipes, water pipes (hookah), bidis, kreteks, electronic cigarettes, smokeless tobacco, snuff and chewing tobacco;

(b) Designates the property to which the policy applies (“designated area”). The designated area(s) must at least comprise all buildings and structures where the CPRIT project is taking place, as well as the sidewalks, parking lots, walkways, and attached parking structures immediately adjacent but only to the extent the CPRIT Grant Recipient owns, leases as the sole tenant, or controls the building, sidewalks, parking lots and/or parking structures. In the event that the RECIPIENT does not own, lease as the sole tenant, or control the building, sidewalks, parking lots and/or parking structures, then the designated area(s) must include all areas under the RECIPIENT’s control;

(c) Applies to all employees and visitors in the designated area(s); and

(d) Provides for or refers employees to tobacco use cessation services.

If RECIPIENT cannot meet the minimum standards as set forth in this section, RECIPIENT certifies that it has received an approved waiver from the INSTITUTE’s CEO for the current fiscal year.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section C1.08 No Donations to the Institute or a Foundation Established to Support Institute. RECIPIENT certifies that as of June 14, 2013, it has not made and will not make a contribution, during the term of the Contract, to the INSTITUTE or to any foundation established specifically to support the INSTITUTE.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

ATTACHMENT D

INTELLECTUAL PROPERTY AND REVENUE SHARING

This Attachment D is hereby incorporated into and made a part of that certain CANCER RESEARCH GRANT CONTRACT (“Contract”) by and between the Cancer Prevention and Research Institute of Texas (“CPRIT” or the “INSTITUTE”) and the RECIPIENT. A capitalized term used in this Attachment shall have the meaning given the term in the Contract or in the Attachments to the Contract, unless otherwise defined herein. In the event of a conflict between the provisions of this Attachment and the provisions of the Contract, this Attachment shall control.

PART 1

OWNERSHIP AND INTELLECTUAL PROPERTY PROTECTION

Section D1.01 Ownership of Project Results. RECIPIENT and its Collaborators, and (to the extent applicable) any third party participating in the development of the Project Results, shall retain ownership of the Institute-Funded Technology and the Institute-Funded IPR, subject to the terms of the Contract. A Collaborator as defined in the Contract is not a third party that engages with RECIPIENT as a licensing partner.

Section D1.02 Transfer or Assignment of Rights to a Third Party. RECIPIENT shall notify the INSTITUTE of any proposed transfer or assignment of rights in any Project Results to a third party and provide to INSTITUTE a copy of the agreement under which the proposed transfer or assignment is to occur. RECIPIENT shall ensure that, in any assignment or transfer of Project Results, the transferee or assignee agrees in writing to: (i) recognize that the Institute-Funded IPR and Institute-Funded Technology, as applicable, is transferred or assigned subject to the licenses, interests and other rights in such Project Results provided to the INSTITUTE in the Contract and any applicable law or regulation, (ii) take all actions necessary to protect all such licenses, interests and other rights, and (iii) be responsible for and pay all amounts required under Part 4 of this Attachment D. Any attempted transfer or assignment of rights in any Project Results to a third party without written agreement to the conditions in (i) – (iii) above shall be null, void and of no effect.

Section D1.03 Protection of Institute-Funded IPR. Subject to Section D5.01, RECIPIENT shall use commercially reasonable efforts to appropriately protect the Institute-Funded IPR, including without limitation, diligently seeking registration and maintenance of patents and copyrights covering the Institute-Funded Technology, as appropriate. If RECIPIENT elects to abandon any patent applications filed or patents issued covering any Institute-Funded Technology in any Major Market Country, RECIPIENT shall provide the INSTITUTE with prior written notice of such election, with sufficient time (but no less than 60 days) for the INSTITUTE to exercise its rights under this Section D1.03 with respect thereto. Upon notice of the aforesaid, the INSTITUTE shall have the right, but not the obligation, to pursue protection of the applicable Institute-Funded Technology on its own behalf in such Major Market Country, including directing the filing, prosecution and maintenance of patent applications or patents covering the applicable Institute-Funded Inventions in any of such Major Market Countries for which the INSTITUTE exercises its rights under this Section D1.03. In the Major Market Countries where the INSTITUTE pursues protection of the Institute-Funded Technology under this Section D1.03, RECIPIENT agrees to grant, and does hereby grant, to the INSTITUTE a non-exclusive, irrevocable, royalty-free, perpetual license with right to sublicense in the applicable Major Market Countries to the applicable Instituted-Funded Technology and any applicable Project Results. For clarification, a

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

determination by RECIPIENT to (i) abandon a patent application in favor of a continuation or divisional application or the like, or (ii) narrow the scope of the claimed subject matter, shall not be deemed an election to abandon such Institute-Funded IPR.

Section D1.04 Cost of Protection. The INSTITUTE shall not be responsible for, and no Grant funds may be used to pay for, any costs or expenses associated with RECIPIENT’s efforts to protect the Institute-Funded IPR.

Section D1.05 Inventions.

(a) Disclosures and Patent Applications. RECIPIENT shall notify INSTITUTE of each Institute-Funded Invention by delivering to INSTITUTE a copy of the invention disclosure within thirty (30) days after RECIPIENT receives or generates it. In the event that a patent application is filed on the invention disclosure, RECIPIENT shall provide the INSTITUTE with a complete copy of such patent application and associated filing documents within (30) days of its filing.

(b) Patent Prosecution and Maintenance. For all Institute-Funded Inventions for which patent protection is pursued, RECIPIENT shall provide an annual written report to the INSTITUTE regarding the status of pending applications and issued patents that are Institute-Funded IPR.

Section D1.06 Required Agreements with Recipient Personnel and Contractors. The RECIPIENT shall have, maintain and enforce written policies or agreements applicable to Recipient Personnel and Contractors with terms sufficient to enable RECIPIENT to fully comply with all terms and conditions of this Contract, including that Recipient Personnel and Contractors agree to and hereby assign any Institute-Funded Inventions to RECIPIENT. RECIPIENT shall promptly report to INSTITUTE any material breach of such policies or agreements relating to or affecting any of the provisions of this Contract.. The RECIPIENT shall have, maintain and enforce written policies or agreements applicable to Recipient Personnel and Contractors with terms sufficient to enable RECIPIENT to fully comply with all terms and conditions of this Contract, including that Recipient Personnel and Contractors agree to and hereby assign any Institute-Funded Inventions to RECIPIENT. RECIPIENT shall promptly report to INSTITUTE any material breach of such policies or agreements relating to or affecting any of the provisions of this Contract.

Section D1.07 Agreements with Collaborators. All agreements between RECIPIENT and a Collaborator, or a third party participating in the development of the Project Results, relating to or affecting joint ownership of any Project Result shall recognize the licenses, interests and other rights provided to the INSTITUTE in the Contract. RECIPIENT shall provide to the INSTITUTE a copy of each such agreement affecting joint ownership of any Project Result.

PART 2

NON-COMMERCIAL LICENSES

Section D2.01 RECIPIENT License. In granting an Exclusive License to any Project Results, RECIPIENT shall retain the right to Exploit all Project Results (including material embodiments thereof) for education, research and other non-commercial purposes, and the right to grant the licenses pursuant to Section D2.02 below.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section D2.02 INSTITUTE License. RECIPIENT agrees to grant, and does hereby grant, to the INSTITUTE a non-exclusive, irrevocable, royalty-free, perpetual, worldwide license with right to sublicense under the Project Results and, subject to any existing third party rights, any Necessary Additional IPR to Exploit all Project Results (including material embodiments of Project Results) by the INSTITUTE, other governmental entities and agencies of the State of Texas, and private or independent institutions of higher education (as defined by Texas law) located in Texas, for education, research and other non-commercial purposes only pursuant to industry-standard confidentiality and/or material transfer agreements to be entered into between the parties, as applicable. RECIPIENT shall make the Institute-Funded Technology available by reasonable means to the INSTITUTE in order for the INSTITUTE to exercise its rights under this Section D2.02, at no cost to RECIPIENT. A copy of any written license granted by INSTITUTE under this Section D2.02 will be provided to RECIPIENT by INSTITUTE within ten (10) days of the effective date of such license

Section D2.03 No Implied Licenses. No implied licenses are granted under this Agreement including without limitation any license to any Intellectual Property Rights owned or controlled by RECIPIENT outside of the Institute-Funded IPR. Nothing in this Agreement shall be construed to impose an obligation on RECIPIENT to license or otherwise make available any of its Intellectual Property Rights or other resources owned or controlled by it except as expressly provided in this Agreement.

PART 3

COMMERCIALIZATION OF PROJECT RESULTS

Section D3.01 Commercialization Strategy. RECIPIENT shall be under a continuing obligation throughout the term of this Contract to enhance and improve the commercial development plan submitted with the Application and to provide an annual written report to the INSTITUTE regarding the RECIPIENT’s and its licensee’s efforts to commercialize or otherwise bring to practical application Project Results. The INSTITUTE may, at its option and at any time, provide RECIPIENT with comments regarding the RECIPIENT’s commercial development plan and strategy, in which case RECIPIENT shall consider in good faith and, if appropriate, use reasonable efforts to account for and incorporate the INSTITUTE’s input into such commercial development plan and strategy.

Section D3.02 Commercialization Efforts. The RECIPIENT shall, including whether through its own efforts or the efforts of a licensee under a License Agreement allowed by the terms of this Attachment, use diligent and commercially reasonable efforts to commercialize at least one Commercial Product or Commercial Service or otherwise bring to practical application the Project Results in accordance with the commercial development plan submitted with the Application and including any changes to such commercial development plan in accordance with Section D3.01. For the avoidance of doubt, partnering or licensing activities shall be considered to be efforts to commercialize.

Section D3.03 Licensing of Project Results. Each License Agreement entered into by the RECIPIENT shall include an acknowledgement by the licensee that (i) such License Agreement is subject to the INSTITUTE’s licenses, interests and other rights under this Contract, and (ii) to the extent that there is a conflict between the terms of the License Agreement and the terms of this Contract, the terms of this Contract shall prevail. In addition, all License Agreements shall include terms obligating the licensee to report to the RECIPIENT such information as is required for the RECIPIENT to fully comply with the terms of the Contract, including without limitation the reporting obligations set forth in Attachment E, and to allow RECIPIENT to make the grants specified in Sections D2.02. The RECIPIENT shall monitor the performance of its licensees and such licensees’ compliance with the terms of the License Agreements

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

and shall take commercially reasonable actions to enforce the terms of all License Agreements. The RECIPIENT shall promptly report to the INSTITUTE any material breach of a License Agreement relating to or affecting any of the material provisions of this Contract.

Section D3.04 Cost of Licensing Activities. The INSTITUTE shall not be responsible for, and no Grant funds may be used to pay for, any costs or expenses associated with the RECIPIENT’s Licensing Activities.

Section D3.05 Survival. The licenses, rights and obligations set forth in this Attachment D, except Section D3.01, shall survive any termination of this Contract, including any termination for convenience by RECIPIENT.

Section D3.06 Recipient Opt-Out. In the event RECIPIENT determines, after diligently attempting to comply with the terms of Section D3.02, to cease its efforts, either directly or through a licensee, to commercialize or otherwise bring to practical application the Project Results, it will so notify the INSTITUTE in writing promptly thereafter. Such written notice must identify the Project Results and provide a reasonable explanation of the reasons for the RECIPIENT’s election. Upon receipt of such notice, the INSTITUTE and RECIPIENT shall meet within thirty (30) days to review the Project Results and rationale for the RECIPIENT’s election. Provided that RECIPIENT’s determination to cease its efforts was not based on material safety concerns related to the Project Results, the INSTITUTE and RECIPIENT shall engage in good faith negotiations regarding an alternative commercialization strategy and/or revenue sharing approach. The INSTITUTE and RECIPIENT may consider, among other options, an award of equity in the RECIPIENT, expansion or modification of the Institute Funded Activity to cover other commercial products or commercial services being advanced by the RECIPIENT, or some combination thereof. Unless otherwise agreed, if the INSTITUTE and RECIPIENT are unable to achieve an alternative strategy or agreement within one-hundred and eighty (180) days of the RECIPIENT’s initial notice of election, and provided that RECIPIENT’s determination to cease its efforts was not based on material safety concerns related to the Project Results, the INSTITUTE shall have the right, but not the obligation, to exercise its rights in Section D5.01 in relation to the Project Results at the INSTITUTE’s expense. If the INSTITUTE elects to exercise its rights under Section D5.01 in relation to the Project Results, the INSTITUTE shall notify the RECIPIENT in writing within the later of 220 days of INSTITUTE’s receipt of the RECIPIENT’s initial notice of election or thirty (30) days following a declaration by one of the Parties that good faith negotiations have failed. In the event that the INSTITUTE exercises its option under this Section D3.06, the RECIPIENT shall cooperate with the INSTITUTE’s efforts and provide to INSTITUTE sufficient information such as relevant feasibility studies, trial results, regulatory summaries, and pertinent schedules or deadlines in relation to the Project Results, in commercializing or otherwise bringing to practical application the applicable Project Results at the INSTITUTE’s cost. For clarity, so long as the RECIPIENT is making efforts to commercialize at least one Commercial Product or Commercial Service, RECIPIENT shall have no obligation to provide the written notice as described in this Section D3.06.

PART 4

REVENUE SHARING

Section D4.01 Revenue Sharing; Buyout. In consideration for the Grant Award Proceeds paid to the RECIPIENT by the INSTITUTE under the Contract:

a. RECIPIENT shall pay to the INSTITUTE during the Revenue Term the following payments until the INSTITUTE receives the aggregate amount of [***] of the Grant Award Proceeds:

(i) a revenue sharing percentage of [***] of Revenue for Cumulative Revenue greater than [***] and less than or equal to [***];

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(ii) a revenue sharing percentage of [***] of Revenue for Cumulative Revenue greater than [***] and less than or equal to [***]; and

(iii) a revenue sharing percentage of [***] for Cumulative Revenue greater than [***].

For clarity, no payments will be made by the RECIPIENT to the INSTITUTE under this Section D4.01(a) until the Cumulative Revenue of the Recipient is [***].

(b) In the event the RECIPIENT and/or its licensee is required to obtain a license under Intellectual Property Rights of one or more Third Parties in order to make Sales of Commercial Products and/or Commercial Services in any given country (“Participating License Sources”), then the revenue sharing percentages set forth under Section D4.01(a)(i)-(iii) may be reduced by [***] for every [***] royalty paid to such Third Parties on Commercial Products and/or Commercial Services in such country, as applicable, provided that in no event will the payments otherwise due to the INSTITUTE under Section D4.01(a) be less than [***] of the payments that would be payable to the INSTITUTE absent the effects of this Section D4.01(b). By way of example, if the RECIPIENT is required to obtain such a license from a Third Party in a country wherein the RECIPIENT pays a [***] for Intellectual Property Rights that cover Commercial Products and Commercial Services in such country, the revenue sharing percentages under Section D4.01(a)(i), (ii), and (iii) would be reduced to [***], [***], and [***] in such country, respectively.

Section D4.02 Continued Revenue Sharing. In the event the INSTITUTE receives during the Revenue Term the aggregate amount of [***] of the Grant Award Proceeds from the RECIPIENT, the RECIPIENT will continue to pay the INSTITUTE a revenue sharing percentage of [***] of Revenue for all Revenue generated during the remainder of the Revenue Term. For clarity, this revenue sharing percentage cannot be reduced as set forth in Section D4.01(b).

Section D4.03 Equity. Nothing herein prohibits the INSTITUTE from negotiating with the RECIPIENT for an equity share in the RECIPIENT in addition to or in lieu of the revenue sharing set forth in Sections D4.01 and D4.02, when mutually agreed to by the INSTITUTE and the RECIPIENT. But under no circumstances is the INSTITUTE obligated to negotiate for an equity share in the RECIPIENT in lieu of the revenue sharing set forth herein.

Section D4.04 Statements and Timing of Payments. All payments owed pursuant to this Part 4 shall be made to the Cancer Prevention and Research Institute of Texas, and are payable on or before the thirtieth day following the end of the calendar quarter in which the Revenue is received or, in the case of Section D4.05, the monetary recovery is received. For each payment specified in Sections D4.01 and D4.02, the payment shall be accompanied by a statement specifying for such calendar quarter: (i) the Contract to which the payment relates, (ii) the identities of, royalty percentages, and amounts actually paid to any Participating License Sources, (iii) the License Agreements, if any, to which the payment relates, (iv) the quantity of all Sales of each Commercial Product and Commercial Service since the last payment, if Sales are applicable to the current payment, (v) the gross consideration from all such Sales, if Sales are applicable to the current payment, and (vi) a calculation of the amount of the payment to the Cancer Prevention and Research Institute of Texas.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section D4.05 Recoveries in Enforcement Actions. In the event that the RECIPIENT receives any monetary recovery from its enforcement of Institute-Funded IPR against infringement by a third party, then it shall pay to the State of Texas a share of such monetary recovery, including any punitive damages, less the documented fees and expenses that are directly associated with such enforcement and are paid by RECIPIENT to third parties, at the same rate and in the same manner as it shares Revenue pursuant to Sections D4.01 and D4.02 (including any adjustments allowed by Section D4.01(b)). For clarity, if the enforcement action is resolved by way of the execution of a License Agreement with the allegedly infringing third party and such License Agreement is consistent with this Part 4, then this Section D4.05 is not intended to apply to such License Agreement or the consideration specified therein.

Section D4.06 Revenue-Related Records. In addition to satisfying the requirements of Article IV of the Contract and Section E1.03 of Attachment E, the RECIPIENT shall keep complete and accurate Revenue-related records until the fourth anniversary of the date of the payment of the last payment owed hereunder, in sufficient detail to permit the INSTITUTE to confirm the accuracy of the statements delivered to the INSTITUTE under Section D4.04 and the calculation of the payments owed hereunder.

Section D4.07 Audit of Revenue-Related Records. Upon at least [***] advance written notice, the RECIPIENT shall permit the INSTITUTE or its representatives or agents, at the INSTITUTE’s expense, to examine the Revenue-related records of the RECIPIENT pursuant to Section D4.06 once per calendar year during regular business hours for the purpose of and to the extent necessary to verify the RECIPIENT’s compliance with this Part 4. The rights of the INSTITUTE under this Section D4.07 shall terminate on the fourth anniversary of the date of the payment of the last payment owed hereunder. In the event that any such examination reveals an underpayment to the INSTITUTE of greater than [***] of the amounts previously paid by the RECIPIENT to the INSTITUTE, then the RECIPIENT shall reimburse the INSTITUTE for the cost of such examination.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

PART 5

OPT-OUT AND DEFAULT

Section D5.01 RECIPIENT Opt-Out. If the INSTITUTE elects to exercise its rights in relation to the Project Results under Section D3.06, the INSTITUTE shall have the right, but not the obligation, to pursue protection of the Applicable Institute-Funded IPR on its own behalf, including directing the filing, prosecution and maintenance of patents covering the applicable Institute-Funded Inventions and/or to commercialize or otherwise bring to practical application Project Results covered by the Applicable Institute-Funded IPR, at its own cost, either directly or through one or more licensees. For the purposes of this Part 5, “Applicable Institute-Funded IPR” shall mean all Project Results. If the INSTITUTE elects to exercise any such rights under this Section D5.01, it shall notify RECIPIENT in writing pursuant to the notification requirements in Section D3.06 and RECIPIENT shall thereafter comply with the terms of Section D5.03 with regard to the Applicable Institute-Funded IPR.

Section D5.02 RECIPIENT Default. In the event that the INSTITUTE notifies RECIPIENT in writing of RECIPIENT’s failure to materially comply with its obligations under Section D3.02, and RECIPIENT fails within sixty (60) days of such notice either: (a) to cure such failure, or in the event that such failure cannot be reasonably cured within such 60-day period, to provide to INSTITUTE a plan to cure such failure that INSTITUTE deems acceptable, (b) to provide written notice to the INSTITUTE that such failure was due to material safety concerns, or (c) to provide proper notice pursuant to Section 3.06, then without further action on the part of the RECIPIENT or INSTITUTE, the RECIPIENT shall be deemed to have provided the INSTITUTE the complete, written notice of its cessation of efforts as described in Section 3.06, and the INSTITUTE shall be free to exercise its rights under Section 3.06.

Section D5.03 RECIPIENT Cooperation upon Opt-Out or Default. In the event that the INSTITUTE exercises any of its rights under Section D5.01, the RECIPIENT shall:

(1) subject to any existing third party rights, transfer and assign, and does hereby assign, all of its right, title and interest in and to the applicable Project Results to the INSTITUTE or the INSTITUTE’s designee, to the maximum extent allowed by law, including where relevant and necessary to facilitate the foregoing transfer, requesting and diligently attempting to obtain any approvals required by law or otherwise in relation to such transfer, and subject to any existing third party rights, hereby grants to the INSTITUTE a non-exclusive, royalty-free, perpetual, fully transferable and sublicensable license under any Institute-Funded Technology and Necessary Additional IPR to Exploit the Project Results for the development, manufacture and sale of Commercial Products and Commercial Services and for all other purposes reasonably related thereto;

(2) to the extent that RECIPIENT is unable to transfer all of its right, title and interest in and to the applicable Project Results to the INSTITUTE as specified in Section D5.03(1), and subject to any existing third party rights, RECIPIENT hereby grants to the INSTITUTE an exclusive, royalty-free, perpetual, fully transferable and sublicensable license under the Applicable Institute-Funded IPR to Exploit the Project Results for the development, manufacture and sale of Commercial Products and Commercial Services and for all other purposes reasonably related thereto, provided that the INSTITUTE may exercise the foregoing rights only after exercising its right under Section D5.01;

(3) cooperate with the INSTITUTE’s efforts, and at the INSTITUTE’s cost, in protecting Applicable Institute-Funded IPR and Institute-Funded Technology, and in commercializing or otherwise bringing to practical application the applicable Project Results, including making relevant Recipient Personnel (to the extent still obligated to RECIPIENT), Contractors, Collaborators, records

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(including without limitation, laboratory notebooks, electronic records and data), papers, information, samples, specimens and other materials related to the applicable Project Results reasonably available for such purposes and executing any documents and taking any further action reasonably necessary to effectuate the intent of this Section D5.03; and

(4) subject to applicable law, not take any action that would oppose or impede the INSTITUTE’s ability to protect the applicable Project Results.

If the INSTITUTE exercises its rights under Sections D5.01, the RECIPIENT shall have no further claim to or interest in the applicable Project Results, except as set forth in Section D2.01 of this Attachment and shall not be entitled to any share of Revenue or any other compensation with respect to such Project Results, except to the minimum extent required by law, if any. To the extent that the INSTITUTE has exercised its rights under Section D5.01 and RECIPIENT is unable to transfer all of its right, title and interest in and to the applicable Project Results to the INSTITUTE as specified in D5.03(1), then the INSTITUTE’s license set forth in D5.03(2) includes the right, but not the obligation, for the INSTITUTE at its cost to: (i) direct the filing, prosecution and maintenance of patents covering the applicable Project Results, and (ii) enforce all Applicable Institute-Funded IPR relevant to the Project Results against any infringement by a third party. Subject to the statutory duties of the Texas Attorney General, if any, RECIPIENT shall cooperate fully with the INSTITUTE in any action brought by the INSTITUTE to enforce the Institute-Funded IPR in the applicable Project Results, at the INSTITUTE’s cost, including without limitation, joining the enforcement action in name as a party plaintiff after all required approvals are obtained; provided that the INSTITUTE or its designee shall have full control over such enforcement action and shall receive and retain all monetary and other recoveries resulting from such enforcement actions, including any punitive damages.

PART 6

DEFINITIONS

Throughout this Attachment D, the following underlined terms shall have the meanings given below.

(1) Commercial Product means anything that is based on, utilizes or is developed from, or materially incorporates, the Project Results and that is capable of being sold, licensed, transferred or conveyed to another party or is capable of otherwise being Exploited or disposed of, whether in exchange for consideration or not.

(2) Commercial Service means any service performed that is based on, utilizes or is developed from, or materially incorporates, the Project Results. For clarity, Commercial Service does not include non-commercial research and development performed by RECIPIENT or its Collaborators or licensees.

(3) Cumulative Revenue means after the First Commercial Sale worldwide of a Commercial Product or Commercial Service, the sum of all Revenue in all years and calendar quarters up to the calendar quarter in which the applicable revenue sharing percentage in Section D4.01 is being paid.

(4) Exclusive License means a License Agreement under which the specific rights granted to the licensee with respect to the Project Results, including without limitation scope of use and territorial rights, are granted on an exclusive basis.

(5) Exclusivity means any exclusivities granted by the government in a country to provide an entity with protection from competitors in the commercial market for a defined period of time, including but not limited to patent-based exclusivities (and any patent term extensions, supplementary protection

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

certificates or patent term adjustments thereof, and the like), and market-based “data” exclusivities (e.g., orphan drugs, new chemical entities, biologics, new formulations or combinations, and pediatric, and the like). For the avoidance of doubt, Exclusivity shall not mean any protection gained solely from either trade secrets or trademarks.

(6) Exploit or Exploitation means make, have made, use, sell, offer to sell, import, export, or otherwise commercialize, dispose of, practice, copy, distribute, create derivative works of, publicly perform or publicly display.

(7) First Commercial Sale means the first bona fide arm’s length Sale of a Commercial Product or Commercial Service to a Third Party by or on behalf of RECIPIENT or its licensees for monetary value, for use or consumption by the end user of such Commercial Product or Commercial Service. For clarity, Sales of a Commercial Product or Commercial Service for registration samples, clinical trial purposes or compassionate use sales, named patient use, test marketing, sampling and promotional uses, inter-company transfers to affiliates of RECIPIENT or its licensees, shall not constitute a First Commercial Sale.

(8) Grant Award Proceeds means the sum of all monies paid by INSTITUTE to RECIPIENT under the Contract. For clarity, Grant Award Proceeds will not be diminished by the amount of any funds repaid to INSTITUTE by RECIPIENT under Section 4.07 of the Contract.

(9) Institute-Funded IPR means any and all Intellectual Property Rights in and to Institute-Funded Technology. In no event shall Institute-Funded IPR include any intellectual property rights and/or technology in existence and owned/controlled by the RECIPIENT prior to the receipt of funds from the INSTITUTE or arising from activities conducted independently of the Project or acquired independently of the Project.

(10) Institute-Funded Invention means an Invention conceived or first reduced to practice by or on behalf of RECIPIENT, including by Recipient Personnel, Contractor(s) and/or Collaborator(s) in the performance of Institute-Funded Activity.

(11) Institute-Funded Technology means any and all of the following resulting or arising, in whole or in part, from Institute-Funded Activity during the Contract term: (a) proprietary and confidential information, including but not limited to data, trade secrets, materials and know-how; (b) databases, compilations and collections of data; (c) tools, methods and processes; and (d) works of authorship, excluding all scholarly works, but including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, files, records, data and mask works; and all instantiations of the foregoing in any form and embodied in any form, including but not limited to therapeutics, drugs, drug delivery systems, drug formulations, devices, diagnostics, biomarkers, reagents, methodologies and research tools. Institute-Funded Technology includes Institute-Funded Inventions. Institute-Funded Technology shall not include items that were conceived of, in existence, or owned/controlled by RECIPIENT prior to receipt of funds from the INSTITUTE or arising from activities conducted independently of the Project or acquired independently of the Project, such as: (a) proprietary and confidential information, including but not limited to data, trade secrets, materials and know-how; (b) databases, compilations and collections of data; (c) tools, methods and processes; and (d) works of authorship, excluding all scholarly works, but including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, files, records, data and mask works; and all instantiations of the foregoing in any form and embodied in any form, including but not limited to therapeutics, drugs, drug delivery systems, drug formulations, devices, diagnostics, biomarkers, reagents, methodologies and research tools.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(12) Intellectual Property Rights or IPR means any and all of the following and all rights in, arising out of, or associated therewith: (a) all United States and foreign patents and utility models and applications therefor, and all reissues, re-examinations, divisionals, renewals, substitutions, extensions, provisionals, continuations and continuations-in part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries; (b) all trade secrets and rights in know-how, materials and proprietary information; (c) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; and (e) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(13) Invention means any idea, composition of matter, method, device, process or discovery that is conceived and/or reduced to practice, whether patentable or not.

(14) License Agreement means an agreement by which an owner of a Project Result grants any right to Exploit such Project Result to a Third Party in exchange for consideration.

(15) Licensing Activities means the efforts of RECIPIENT or its Collaborator to negotiate, execute or enforce a License Agreement.

(16) Major Market Country means one or more of the following: Canada, France, Germany, Italy, Japan, Spain, Switzerland, United Kingdom, and United States of America.

(17) Necessary Additional IPR means any Intellectual Property Rights (a) owned by RECIPIENT, and (b) identified by the Institute and agreed to in writing by RECIPIENT, that are not Project Results but are necessary to Exploit the Project Results for the specific purposes set forth in the applicable Section of this Attachment D.

(18) Project Results means any and all Institute-Funded Technology and Institute-Funded IPR.

(19) Revenue means the gross consideration, whether cash (for example, but not by way of limitation, any milestone fees, license fees, sublicense fees, or assignment fees) or non-cash (for example, but not by way of limitation, securities, direct equity interest, indirect equity interest, trade or barter considerations, and the like), received from Sales to a Third Party by or on behalf of the RECIPIENT and its licensees (including RECIPIENT’s affiliates and sublicensees of RECIPIENT’s licensee), net of: (a) trade or quantity discounts or rebates, credits, allowances or refunds given for rejected or returned Commercial Products or Commercial Services, (b) any sales, value-added or other tax or governmental charge levied on the sale, transportation or delivery of a Commercial Product or Commercial Service (but excluding any income tax owed by the RECIPIENT), and (c) any separately stated charges for freight, postage, shipping and insurance. The foregoing notwithstanding, any consideration: (i) received and used by RECIPIENT or its licensees for the purpose of research or development of Commercial Products and Commercial Services, or (ii) received from Sales made solely in the performance of clinical trials designed to obtain regulatory approval for a Commercial Product or Commercial Service, or (iii) received by RECIPIENT or its licensees from Sales made for compassionate use where no profit was obtained by RECIPIENT or its licensees shall not be included in this term.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(20) Revenue Term means the period commencing on the date of the First Commercial Sale of a Commercial Product or Commercial Service and ending, on a country-by-country basis, when there is not, or there no longer exists, any Exclusivity for the Commercial Product or Commercial Service in such country. If there is no Exclusivity for a Commercial Product or Commercial Service in any Major Market Country, the Revenue Term shall mean the period commencing on the date of the First Commercial Sale of such Commercial Product or Commercial Service and ending twelve (12) years later.

(21) Sale or Sales means any sale, license, lease, transfer, conveyance or other Exploitation or disposition of a Commercial Product or Commercial Service for which consideration from a first Third Party is received. For clarity, transfer or assignment of a Commercial Product or Commercial Service in connection with a merger, consolidation, transfer or sale of all, or substantially all, of RECIPIENT’s business or assets, or change of control or similar transaction involving the RECIPIENT will not constitute a Sale.

(22) Third Party means a party other than (a) the RECIPIENT, (b) any affiliate or licensee of the RECIPIENT, either directly or through any sublicenses, or (c) an entity that enjoys any special course of dealing with any of (a) or (b) above.

Other terms may be defined elsewhere in this Attachment or in the Contract.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

ATTACHMENT E

REPORTING REQUIREMENTS

This Attachment E is hereby incorporated into and made a part of that certain CANCER RESEARCH GRANT CONTRACT (“Contract”) by and between the Cancer Prevention and Research Institute of Texas (“CPRIT” or the “INSTITUTE”) and the RECIPIENT. A capitalized term used in this Attachment shall have the meaning given to term in the Contract or in the Attachments to the Contract, unless otherwise defined herein. In the event of a conflict between the provisions of this Attachment and the provisions of the Contract, this Attachment shall control.

INSTITUTE and RECIPIENT agree as follows:

ANNUAL REPORTING

Section E1.01 Annual Reports. The RECIPIENT shall submit reports annually to the INSTITUTE within 60 days of the anniversary of the Effective Date of this Contract or at such other time as may be specified herein. The reports shall be submitted by the means and in the form(s) required by the INSTITUTE and shall be signed by the Principal Investigator/Program Director and the RECIPIENT’s Authorized Signing Official. To the extent possible, the reports shall only include information that may be shared publicly. However, if it is necessary to submit information in the reports that the RECIPIENT considers confidential in order to fully comply with the terms of this Contract, then the RECIPIENT shall use reasonable efforts to mark such information as “confidential” and shall, to the extent practicable , to segregate such information within the reports to facilitate its redaction should redaction ever be necessary or appropriate.

Section E1.02 Contents of Reports. Each report shall contain a signed verification (electronic signature is acceptable) of RECIPIENT’s compliance with each of its obligations as set forth in the Contract and shall include the following for the period covered by such report, as may then be applicable:

(a) Project Data. During the term of the Contract, RECIPIENT shall include in its annual report each of the following (except that the final annual report due under this part (a) shall be due within ninety (90) days after the end of the term of the Contract):

(1)	A brief statement of the progress made to under the Scope of Work, including the progress to achieve the Project Goals and Timelines set forth in Attachment A.

(2)	A brief statement of the Project Goals for the twelve months following submission of the report.

(3)	New jobs created in the preceding twelve month period as a result of the Grant funds awarded to RECIPIENT.

(4)	An inventory of the Equipment purchased for the Project using Grant funds.

(5)	A HUB report in accordance with Section 3.08 “Historically Underutilized Businesses” of the Contract.

(b) Commercialization Data. During the term of the Contract and continuing thereafter for so long as RECIPIENT has ongoing obligations to the INSTITUTE with respect to protection, development, commercialization and licensing of Project Results pursuant to Attachment D, RECIPIENT shall provide information about commercialization activities in a format specified by the INSTITUTE.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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(c) Revenue Sharing Data. During the term of the Contract and continuing thereafter for so long as RECIPIENT has ongoing obligations to the INSTITUTE with respect to revenue sharing pursuant to Attachment D:

(1)	A statement of the identities of the funding sources, amounts and dates of funding for all funding sources for the Project.

(2)	A brief statement of the RECIPIENT’s efforts to secure additional funds to support the Project.

(3)	All financial information necessary to verify the calculation of the revenue sharing amounts specified in Attachment D.

(d) Additional Data. In addition to the foregoing, RECIPIENT shall use commercially reasonable efforts to also promptly report any other information required by this Contract or otherwise reasonably requested by the INSTITUTE, the Legislature, or any other funding or regulatory bodies covering the RECIPIENT’s activities under this Contract.

Section E1.03 Record Keeping and Audits. The provisions of Article IV of the Contract shall apply fully to all information reported to the INSTITUTE pursuant to this Attachment, except that the right of the State of Texas to audit and the RECIPIENT’s obligation to maintain Records shall continue until four years after the date of each such report made by RECIPIENT hereunder.

Section E1.04 Confidentiality of Documents and Information. The provisions of Section 2.13 “Confidentiality of Documents and Information” of the Contract shall apply fully to all Confidential Information reported, delivered or submitted to the INSTITUTE pursuant to this Attachment E.

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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Budget	I Budget Year 1	Budget Year 2	Budget Year 3	I Budget Year 4	Budget Year 5	Total Budget
Direct Charges:
a. Personnel	[***]	[***]	[***]	[***]	[***]	[***]
b. Fringe Benefits	[***]	[***]	[***]	[***]	[***]	[***]
c. Travel	[***]	[***]	[***]	[***]	[***]	[***]
d. Equipment	[***]	[***]	[***]	[***]	[***]	[***]
e. Supplies	[***]	[***]	[***]	[***]	[***]	[***]
f. Contractual	[***]	[***]	[***]	[***]	[***]	[***]
g. Other	[***]	[***]	[***]	[***]	[***]	[***]

h. Total Direct Charges	[***]	[***]	[***]	[***]	[***]	[***]

i. Indirect Charges (research awards only)	[***]	[***]	[***]	[***]	[***]	[***]

Total Charges	[***]	[***]	[***]	[***]	[***]	[***]

[***]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

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